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Exhibit 23.2               Consent of Richard O. Weed

                                 WEED & Co. L.P.
                        4695 MacArthur Court, Suite 1450
                         Newport Beach, California 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087



                                  July 6, 2001





Board of Directors
Technology Visions Group, Inc.
5950 La Place Court, Suite 140
Carlsbad, CA 92008

                                   RE: Consent

Greetings:

I hereby consent to the use of my opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 13,442,308 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), underlying certain debentures and warrants, to be sold by the selling stockholders upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2, (the "Registration Statement"), as an exhibit to the Registration Statement and to the use of my name under the caption "Experts" in the Prospectus included as part of the Registration Statement.

Very truly yours,


/s/ Richard O. Weed


Richard O. Weed